                                                               Exhibit (a)(1)(C)
                                                               -----------------


                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock

                                      of

                     National Discount Brokers Group, Inc.

                                      to

                          Deutsche Acquisition Corp.
                    an indirect wholly owned subsidiary of

                               Deutsche Bank AG

                   (Not to be Used for Signature Guarantees)


     This Notice of Guaranteed Delivery (or one substantially in the form hereof) must be used to accept the Offer (as defined herein) if (a) certificates ("Share Certificates") representing shares of common stock, par value $.01 per share ("Shares"), of National Discount Brokers Group, Inc., a Delaware corporation, are not immediately available; (b) time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary"), on or prior to the Expiration Date (as defined in the Offer to Purchase) of the Offer; or (c) the procedure for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3, "Procedures for Tendering Shares," of the Offer to Purchase.

                               The Depositary for the Offer is:
                   ChaseMellon Shareholder Services, L.L.C.

     By Overnight Courier:                 By Mail:                         By Hand:
   Reorganization Department       Reorganization Department       Reorganization Department
      85 Challenger Road                 P.O. Box 3301                   120 Broadway
      Mail Stop -- Reorg.          South Hackensack, NJ 07606              13th Floor
   Ridgefield Park, NJ 07660                                           New York, NY 10271


                          By Facsimile Transmission:

                       (for Eligible Institutions only)
                                (201) 296-4293

                             Confirm by Telephone:
                                (201) 296-4860

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile to a number other than as listed above, does not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

             The guarantee on the reverse side must be completed.

   Ladies and Gentlemen:

  The undersigned hereby tenders to Deutsche Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Deutsche Bank AG, a banking company with limited liability organized under the laws of the Federal Republic of Germany, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 24, 2000 (the "Offer to Purchase"), and the related letter of transmittal (the "Letter of Transmittal," which together with the Offer to Purchase, as amended or supplemented from time to time, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of shares of common stock, par value $.01 per share, of National Discount Brokers Group, Inc. indicated below pursuant to the guaranteed delivery procedures set forth in Section 3, "Procedures for Tendering Shares," of the Offer to Purchase:




                                            ---------------------------------
 ---------------------------------                  Number of Shares


 ---------------------------------          ---------------------------------
      Name(s) of Record Holder(s)           Certificate Nos. (if available).



                                            Indicate account number at Book-
 ---------------------------------          Entry Transfer Facility if Shares
 Address(es)                                will be tendered by book-entry
                                            transfer:



 ---------------------------------

                           Zip Code         ---------------------------------

                                                     Account Number


 ---------------------------------          Dated:              , 2000
      (Area Code) Telephone No.

 X
 ---------------------------------

 X
 ---------------------------------
 Signature(s) of Record Holder(s)

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program (an "Eligible Institution"), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of Share Certificates evidencing all shares tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such shares into the Depositary's account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date of execution of this Notice of Guaranteed Delivery.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.
                                          ---------------------------------

                                               Authorized Signature
 ---------------------------------

             Name of Firm                 ---------------------------------

                                                 Name (Please Print)
 ---------------------------------

                Address                   ---------------------------------
                                                        Title
 ---------------------------------

                         Zip Code             Dated:             , 2000


 ---------------------------------
    Area Code and Telephone No.

   NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES
                SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.